New York Mortgage Trust Reports
Third Quarter 2019 Results

NEW YORK, NY - November 5, 2019 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the third quarter of 2019.

Summary of Third Quarter 2019:

Net income attributable to Company's common stockholders	$34,835
Net income attributable to Company's common stockholders per share (basic)	$0.15
Net interest income	$31,971
Net interest margin	2.40%
Comprehensive income attributable to Company's common stockholders	$45,747
Comprehensive income attributable to Company's common stockholders per share (basic)	$0.20
Book value per share	$5.77
Economic return on book value (1)	3.83%
Economic return on book value (annualized) (1) (2)	17.00%
Dividends per share	$0.20

(1)	Economic return on book value is based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period.

(2)	Economic return on book value for the nine months ended September 30, 2019 on an annualized basis.

Key Developments:

•	Issued 51,750,000 shares of common stock collectively through two underwritten public offerings, resulting in total net proceeds of $310.6 million.

•	Issued 589,420 shares of preferred stock under an at-the-market preferred equity offering program, resulting in net proceeds of $14.4 million.

•	Acquired residential, multi-family and other credit assets totaling $396.9 million.

Subsequent Development:

In October 2019, the Company closed on an underwritten public offering of 6,900,000 shares of the Company's 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock. The net proceeds to the Company from the issuance of its Series E Preferred Stock amounted to $166.7 million after deducting underwriting discounts and commissions and estimated offering expenses.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: “The Company delivered another solid performance, generating GAAP earnings per share of $0.15 and comprehensive earnings per share of $0.20 for the third quarter. Our book value per common share was $5.77 at September 30, 2019, an increase of $0.02 over the prior quarter, resulting in a total economic return of 3.8% for the quarter. Through the first nine months of 2019, the Company has generated a total economic return of 17.0% on an annualized basis and comprehensive earnings per share of $0.66. The Company significantly grew its scale through the completion of multiple accretive capital raises during the first nine months of 2019 that generated approximately $619 million in net proceeds. More importantly, during this period of growth, the Company has been able to substantially mitigate the drag on earnings that is often associated with the issuance of additional equity and deliver a strong economic return.

Our investment team continued to be active during the quarter, sourcing and closing on approximately $400 million in credit sensitive assets, bringing our total investment portfolio to $4.5 billion at September 30, 2019. We have maintained our sourcing momentum in the fourth quarter to date, with over $275 million in credit transactions committed to fund in the fourth quarter of 2019.

Subsequent to quarter end, the Company completed a preferred stock offering, raising approximately $166.7 million in net proceeds. This offering brings the Company’s total equity market capitalization to $2.1 billion, an increase of over 90% from a year ago.”

Jason Serrano, President, added: “The completion of the internalization of our investment capabilities has proven pivotal in the growth of our business over the past year.  In the latest quarter, the synergies created by this approach were evident.  Our strong earnings and attractive investment pipeline are the byproduct of the efficiencies created by our investment platform.  With credit expertise that touches on both securitizations and their underlying assets, we continue to take advantage of asset mispricing in various facets of the multi-family and single-family markets.”

Capital Allocation

The following tables set forth our allocated capital by investment category at September 30, 2019, our interest income and interest expense by investment category, and the weighted average yield, average cost of funds, and portfolio net interest margin for our average interest earning assets (by investment category) for the three months ended September 30, 2019 (dollar amounts in thousands):

	Agency RMBS	Residential Credit	Multi- Family Credit	Other	Total
Investment securities, available for sale, at fair value	$955,838	$621,528	$278,398	$48,254	$1,904,018
Distressed and other residential mortgage loans, at fair value	—	1,116,128	—	—	1,116,128
Distressed and other residential mortgage loans, net	—	210,466	—	—	210,466
Investments in unconsolidated entities	—	61,779	107,154	—	168,933
Preferred equity and mezzanine loan investments	—	—	178,997	—	178,997
Multi-family loans held in securitization trusts, at fair value	—	—	15,863,264	—	15,863,264
Multi-family collateralized debt obligations, at fair value	—	—	(14,978,199)	—	(14,978,199)
Other investments (1)	—	2,437	12,968	—	15,405
Carrying value	$955,838	$2,012,338	$1,462,582	$48,254	$4,479,012
Liabilities:
Repurchase agreements	(840,864)	(946,309)	(772,707)	—	(2,559,880)
CDOs and subordinated debentures	—	(42,119)	—	(45,000)	(87,119)
Convertible notes	—	—	—	(132,395)	(132,395)
Hedges (net) (2)	20,673	—	—	—	20,673
Cash and restricted cash (3)	9,558	9,554	5,314	42,412	66,838
Goodwill	—	—	—	25,222	25,222
Other (4)	(3,057)	109,487	(11,503)	(60,279)	34,648
Net capital allocated	$142,148	$1,142,951	$683,686	$(121,786)	$1,846,999

Overall leverage ratio (5)					1.5
Leverage ratio on callable debt (6)					1.4

Net Interest Income - Three Months Ended September 30, 2019:
Interest Income	$6,512	$23,668	$28,413	$681	$59,274
Interest Expense	(4,980)	(10,499)	(8,400)	(3,424)	(27,303)
Net Interest Income (Expense)	$1,532	$13,169	$20,013	$(2,743)	$31,971

Portfolio Net Interest Margin - Three Months Ended September 30, 2019
Average Interest Earning Assets (7) (9)	$1,001,567	$1,772,485	$1,104,560	$26,235	$3,904,847
Weighted Average Yield on Interest Earning Assets (8)	2.60%	5.34%	10.29%	10.38%	6.07%
Average Cost of Funds (10)	(2.38)%	(4.27)%	(4.29)%	—	(3.67)%
Portfolio Net Interest Margin (11)	0.22%	1.07%	6.00%	10.38%	2.40%

(1)
Includes real estate under development in the amount of $13.9 million, net of mortgages and notes payable in consolidated variable interest entities in the amount of $0.9 million, and other loan investments in the amount of $2.4 million. Both real estate under development and other loan investments are included in the Company's accompanying condensed consolidated balance sheets in receivables and other assets.

(2)	Includes derivative liabilities of $40.4 million netted against a $61.1 million variation margin.

(3)	Restricted cash is included in the Company's accompanying condensed consolidated balance sheets in receivables and other assets.

(4)
Includes a $66.0 million deposit to be used towards the purchase price of mortgage-backed securities to be issued in a securitization transaction sponsored by Freddie Mac. The deposit is included in receivables and other assets in the accompanying condensed consolidated balance sheets.

(5)
Represents total debt divided by our total stockholders' equity. Total debt does not include debt associated with Multi-family CDOs amounting to $15.0 billion and Residential CDOs amounting to $42.1 million that are consolidated in the Company's financial statements as they are non-recourse debt for which we have no obligation.

(6)	Represents repurchase agreement borrowings divided by our total stockholders' equity.

(7)	Average Interest Earning Assets for the periods indicated exclude all Consolidated K-Series assets other than those securities actually owned by the Company.

(8)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income by our Average Interest Earning Assets for the respective periods.

(9)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.

(10)
Our Average Cost of Funds was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.7 million and $2.7 million, respectively.

(11)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Third Quarter Earnings Summary

For the quarter ended September 30, 2019, we reported net income attributable to common stockholders of $34.8 million as compared to $16.5 million for the quarter ended June 30, 2019.

Net Interest Income

We generated net interest income of $32.0 million and a portfolio net interest margin of 240 basis points for the quarter ended September 30, 2019 as compared to net interest income of $25.7 million and a portfolio net interest margin of 216 basis points for the quarter ended June 30, 2019. The change in net interest income in the third quarter was primarily driven by an increase in average interest earning assets in our residential and multi-family credit portfolios.

Non-interest Income

Realized Gains, net

The following table presents the components of net realized gains recognized for the quarters ended September 30, 2019 and June 30, 2019, respectively (dollar amounts in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019
Investment securities and related hedges	$5,013	$—
Distressed and other residential mortgage loans at carrying value	(569)	2,054
Distressed and other residential mortgage loans at fair value	1,658	2,393
Total realized gains, net	$6,102	$4,447

Realized gains on investment securities and related hedges increased due to the sale of Agency CMBS in the third quarter of 2019. Realized gains on distressed and other residential mortgage loans at carrying value and fair value decreased as there was no sale activity in the third quarter of 2019.

Unrealized Gains (Losses), net

The following table presents the components of unrealized gains (losses), net recognized for the quarters ended September 30, 2019 and June 30, 2019, respectively (dollar amounts in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019
Investment securities and related hedges	$(13,336)	$(15,007)
Distressed and other residential mortgage loans at fair value	16,818	9,878
Multi-family loans and debt held in securitization trusts	7,630	5,207
Total unrealized gains (losses), net	$11,112	$78

The change in unrealized losses on investment securities and related hedges is due to a decrease in unrealized losses recognized on our interest rate swaps in the third quarter. The increases in unrealized gains on distressed and other residential mortgage loans at fair value is due to increased purchase activity and tightening credit spreads during the quarter. Unrealized gains on multi-family loans and debt held in securitization trusts also increased in the third quarter as a result of tightening credit spreads.

Other Income

The following table presents the components of other income for the quarters ended September 30, 2019 and June 30, 2019, respectively (dollar amounts in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019
Income from preferred equity investments accounted for as equity (1)	$2,458	$1,655
Income from joint venture equity investments in multi-family properties	985	1,698
Income from entities that invest in residential properties and loans	431	163
Preferred equity and mezzanine loan premiums resulting from early redemption (2)	—	522
Losses in Consolidated VIEs (3)	(185)	(1,459)
Miscellaneous income	249	161
Total other income	$3,938	$2,740

(1)	Includes income earned from preferred equity ownership interests in entities that invest in multi-family properties accounted for under the equity method of accounting.

(2)	Includes premiums resulting from early redemptions of preferred equity and mezzanine loan investments accounted for as loans.

(3)
Losses in Consolidated VIEs are offset by allocations to non-controlling interests in the respective Consolidated VIEs, resulting in net losses to the Company of $0.1 million and $0.7 million for the quarters ended September 30, 2019 and June 30, 2019, respectively.

The change in other income during the third quarter is primarily attributable to an increase in preferred equity investments accounted for as equity and reduced losses from our interest in a real estate development property. The increases are partially offset by decreases in preferred equity redemptions and income from joint venture equity investments during the third quarter.

The following table details the general and administrative expenses for the quarters ended September 30, 2019 and June 30, 2019, respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	September 30, 2019	June 30, 2019
Salaries, benefits and directors’ compensation	$5,780	$6,492
Base management and incentive fees	(31)	543
Other general and administrative expenses	2,565	2,780
Total general and administrative expenses	$8,314	$9,815

The change in general and administrative expenses is primarily related to the annual awards in equity compensation paid to non-employee directors of the Company in the second quarter. Additionally, management and incentive fees decreased due to the termination of our last management agreement and the end of transition services related to that agreement in the second quarter.

The following table sets out the operating expenses related to our distressed and other residential mortgage loans for the quarters ended September 30, 2019 and June 30, 2019, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	September 30, 2019	June 30, 2019
Expenses related to distressed and other residential mortgage loans	$3,974	$2,579
Total operating expenses	$3,974	$2,579

The increase in operating expenses in the third quarter can be primarily attributed to an increase in direct operating costs on our distressed and other residential mortgage loans as a result of the growth of the loan portfolio.

Comprehensive Income

For the quarter ended September 30, 2019, we reported comprehensive income to common stockholders of $45.7 million, as compared to $36.6 million for the quarter ended June 30, 2019. The main components of comprehensive income for the quarters ended September 30, 2019 and June 30, 2019, respectively, are detailed in the following table (dollar amounts in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$34,835	$16,478
OTHER COMPREHENSIVE INCOME
Increase in fair value of available for sale securities
Agency RMBS	5,405	12,971
Non-Agency RMBS	6,972	1,045
CMBS	2,979	6,076
Total	15,356	20,092
Reclassification adjustment for net gain included in net income - CMBS	(4,444)	—
TOTAL OTHER COMPREHENSIVE INCOME	10,912	20,092
COMPREHENSIVE INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$45,747	$36,570

The market experienced general spread tightening during the third quarter of 2019 which benefited our investment securities portfolio and resulted in an increase in OCI during the period. This change in OCI was partially offset by the reclassification of unrealized gains reported in OCI to net income in relation to the sale of certain Agency CMBS investments in the third quarter.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended September 30, 2019 (amounts in thousands, except per share):

	Quarter Ended September 30, 2019
	Amount	Shares	Per Share(1)
Beginning Balance	$1,211,546	210,873	$5.75
Common stock issuance, net(2)	311,848	51,748
Preferred stock issuance, net	14,359
Preferred stock liquidation preference	(14,736)
Balance after share issuance activity	1,523,017	262,621	5.80
Dividends declared	(52,524)		(0.20)
Net change in accumulated other comprehensive income:
Investment securities, available for sale (3)	10,912		0.04
Net income attributable to Company's common stockholders	34,835		0.13
Ending Balance	$1,516,240	262,621	$5.77

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of September 30, 2019 of 262,621,039.

(2)	Includes amortization of stock based compensation.

(3)	The increases relate to unrealized gains in our investment securities due to improved pricing.

Conference Call

On Wednesday, November 6, 2019 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2019. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, November 13, 2019 and can be accessed by dialing (855) 859-2056 and entering passcode 7846548. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Third quarter 2019 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is expected to be filed with the Securities and Exchange Commission on or about November 8, 2019. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and certain mortgage-, residential housing- and other credit-related assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “Agency fixed-rate RMBS” refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of re-performing, non-performing, and other delinquent mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans issued or guaranteed by Freddie Mac; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or senior or mezzanine securities issued by them, that we consolidate in our financial statements in accordance with GAAP; and “Residential Credit” portfolio includes distressed and other residential mortgage loans at fair value, distressed and other residential mortgage loans at carrying value, non-Agency RMBS, mortgage loans held for sale, mortgage loans held for investment and certain investments in unconsolidated entities that invest in single-family residential assets.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our multi-family credit portfolio to our condensed consolidated financial statements for the three months ended September 30, 2019 is set forth below (dollar amounts in thousands):

Three Months Ended September 30, 2019
Interest income, multi-family loans held in securitization trusts	$139,818
Interest income, investment securities, available for sale (1)	3,419
Interest income, preferred equity and mezzanine loan investments	5,505
Interest expense, multi-family collateralized debt obligations	(120,329)
Interest income, Multi-Family Credit, net	28,413
Interest expense, repurchase agreements	(8,400)
Net interest income, Multi-Family Credit	$20,013

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other interest earning assets.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company's ability to identify and acquire its targeted assets, including assets in its investment pipeline; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: (646) 216-2363
Email: KNario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value	$1,904,018	$1,512,252
Distressed and other residential mortgage loans, at fair value	1,116,128	737,523
Distressed and other residential mortgage loans, net	210,466	285,261
Investments in unconsolidated entities	168,933	73,466
Preferred equity and mezzanine loan investments	178,997	165,555
Multi-family loans held in securitization trusts, at fair value	15,863,264	11,679,847
Derivative assets	20,673	10,263
Cash and cash equivalents	65,906	103,724
Real estate held for sale in consolidated variable interest entities	—	29,704
Goodwill	25,222	25,222
Receivables and other assets	205,642	114,821
Total Assets (1)	$19,759,249	$14,737,638
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$2,559,880	$2,131,505
Residential collateralized debt obligations	42,119	53,040
Multi-family collateralized debt obligations, at fair value	14,978,199	11,022,248
Convertible notes	132,395	130,762
Subordinated debentures	45,000	45,000
Mortgages and notes payable in consolidated variable interest entities	935	31,227
Securitized debt	—	42,335
Accrued expenses and other liabilities	153,722	101,228
Total liabilities (1)	17,912,250	13,557,345
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,138,019 and 3,000,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	75,733	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 6,600,000 and 4,140,000 shares authorized as of September 30, 2019 and December 31, 2018, respectively, 4,144,161 and 3,600,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	100,170	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 8,400,000 and 5,750,000 shares authorized as of September 30, 2019 and December 31, 2018, respectively, 5,968,527 and 5,400,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	144,298	130,496
Common stock, $0.01 par value, 400,000,000 shares authorized, 262,621,039 and 155,589,528 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	2,626	1,556
Additional paid-in capital	1,648,661	1,013,391
Accumulated other comprehensive income (loss)	21,916	(22,135)
Accumulated deficit	(145,896)	(103,178)
Company's stockholders' equity	1,847,508	1,179,389
Non-controlling interest in consolidated variable interest entities	(509)	904
Total equity	1,846,999	1,180,293
Total Liabilities and Stockholders' Equity	$19,759,249	$14,737,638

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2019 and December 31, 2018, assets of consolidated VIEs totaled $15,976,914 and $11,984,374, respectively, and the liabilities of consolidated VIEs totaled $15,072,191 and $11,191,736, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
INTEREST INCOME:
Investment securities and other interest earning assets	$17,503	$11,147	$48,173	$35,087
Distressed and other residential mortgage loans	16,776	6,770	46,266	19,415
Preferred equity and mezzanine loan investments	5,505	5,874	15,660	15,182
Multi-family loans held in securitization trusts	139,818	86,458	384,743	257,179
Total interest income	179,602	110,249	494,842	326,863

INTEREST EXPENSE:
Repurchase agreements and other interest bearing liabilities	23,540	10,548	66,749	30,673
Residential collateralized debt obligations	338	462	1,162	1,348
Multi-family collateralized debt obligations	120,329	75,145	332,041	224,310
Convertible notes	2,713	2,669	8,097	7,971
Subordinated debentures	711	712	2,185	2,023
Securitized debt	—	1,110	742	3,684
Total interest expense	147,631	90,646	410,976	270,009

NET INTEREST INCOME	31,971	19,603	83,866	56,854

NON-INTEREST INCOME:
Recovery of loan losses	244	840	2,605	1,235
Realized gains (losses), net	6,102	3,232	32,556	(7,228)
Unrealized gains (losses), net	11,112	14,094	13,898	57,518
Loss on extinguishment of debt	—	—	(2,857)	—
Income from real estate held for sale in consolidated variable interest entities	—	1,380	215	4,759
Other income	3,938	4,757	14,405	8,981
Total non-interest income	21,396	24,303	60,822	65,265

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	8,345	6,196	25,804	16,129
Base management and incentive fees	(31)	844	1,235	2,486
Expenses related to distressed and other residential mortgage loans	3,974	2,117	9,805	5,531
Expenses related to real estate held for sale in consolidated variable interest entities	—	755	482	3,234
Total general, administrative and operating expenses	12,288	9,912	37,326	27,380

INCOME FROM OPERATIONS BEFORE INCOME TAXES	41,079	33,994	107,362	94,739
Income tax benefit	(187)	(454)	(247)	(547)
NET INCOME	41,266	34,448	107,609	95,286
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	113	(475)	645	(2,001)
NET INCOME ATTRIBUTABLE TO COMPANY	41,379	33,973	108,254	93,285
Preferred stock dividends	(6,544)	(5,925)	(18,726)	(17,775)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$34,835	$28,048	$89,528	$75,510

Basic earnings per common share	$0.15	$0.21	$0.44	$0.63
Diluted earnings per common share	$0.15	$0.20	$0.43	$0.60
Weighted average shares outstanding-basic	234,043	132,413	203,270	119,955
Weighted average shares outstanding-diluted	255,537	152,727	224,745	140,044

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Net interest income	$31,971	$25,691	$26,203	$21,873	$19,603
Total non-interest income	21,396	8,561	30,865	1,217	24,303
Total general, administrative and operating expenses	12,288	12,394	12,644	14,091	9,912
Income from operations before income taxes	41,079	21,858	44,424	8,999	33,994
Income tax (benefit) expense	(187)	(134)	74	(511)	(454)
Net income	41,266	21,992	44,350	9,510	34,448
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	113	743	(211)	91	(475)
Net income attributable to Company	41,379	22,735	44,139	9,601	33,973
Preferred stock dividends	(6,544)	(6,257)	(5,925)	(5,925)	(5,925)
Net income attributable to Company's common stockholders	34,835	16,478	38,214	3,676	28,048
Basic earnings per common share	$0.15	$0.08	$0.22	$0.02	$0.21
Diluted earnings per common share	$0.15	$0.08	$0.21	$0.02	$0.20
Weighted average shares outstanding - basic	234,043	200,691	174,421	148,871	132,413
Weighted average shares outstanding - diluted	255,537	202,398	194,970	149,590	152,727

Book value per common share	$5.77	$5.75	$5.75	$5.65	$5.72
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50

Capital Allocation Summary

The following tables set forth our allocated capital by investment category as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Residential Credit	Multi-Family Credit	Other	Total
At September 30, 2019
Carrying value	$955,838	$2,012,338	$1,462,582	$48,254	$4,479,012
Net capital allocated	$142,148	$1,142,951	$683,686	$(121,786)	$1,846,999
Three Months Ended September 30, 2019
Average interest earning assets	$1,001,567	$1,772,485	$1,104,560	$26,235	$3,904,847
Weighted average yield on interest earning assets	2.60%	5.34%	10.29%	10.38%	6.07%
Less: Average cost of funds	(2.38)%	(4.27)%	(4.29)%	—	(3.67)%
Portfolio net interest margin	0.22%	1.07%	6.00%	10.38%	2.40%

At June 30, 2019
Carrying value	$994,200	$1,778,276	$1,402,217	$24,739	$4,199,432
Net capital allocated	$150,314	$900,599	$615,275	$(138,506)	$1,527,682
Three Months Ended June 30, 2019
Average interest earning assets	$1,017,409	$1,506,973	$1,018,847	$1,098	$3,544,327
Weighted average yield on interest earning assets	2.66%	4.97%	10.54%	10.44%	5.91%
Less: Average cost of funds	(2.62)%	(4.54)%	(4.20)%	—	(3.75)%
Portfolio net interest margin	0.04%	0.43%	6.34%	10.44%	2.16%

At March 31, 2019
Carrying value	$1,023,938	$1,467,571	$1,299,404	$—	$3,790,913
Net capital allocated	$157,663	$723,960	$686,904	$(189,075)	$1,379,452
Three Months Ended March 31, 2019
Average interest earning assets	$1,053,529	$1,312,263	$927,201	—	$3,292,993
Weighted average yield on interest earning assets	2.87%	5.91%	10.45%	—	6.22%
Less: Average cost of funds	(2.76)%	(4.71)%	(4.37)%	—	(3.82)%
Portfolio net interest margin	0.11%	1.20%	6.08%	—	2.40%

At December 31, 2018
Carrying value	$1,037,730	$1,252,770	$1,166,628	$—	$3,457,128
Net capital allocated	$135,514	$555,900	$619,252	$(130,373)	$1,180,293
Three Months Ended December 31, 2018
Average interest earning assets	$1,087,267	$848,777	$786,394	—	$2,722,438
Weighted average yield on interest earning assets	2.74%	5.36%	10.85%	—	5.90%
Less: Average cost of funds	(2.46)%	(5.01)%	(5.00)%	—	(3.60)%
Portfolio net interest margin	0.28%	0.35%	5.85%	—	2.30%

At September 30, 2018
Carrying value	$1,055,433	$619,945	$947,851	$—	$2,623,229
Net capital allocated	$224,545	$402,819	$632,823	$(151,498)	$1,108,689
Three Months Ended September 30, 2018
Average interest earning assets	$1,121,180	$597,200	$681,040	$—	$2,399,420
Weighted average yield on interest earning assets	2.67%	5.33%	11.55%	—	5.85%
Less: Average cost of funds	(2.22)%	(4.68)%	(5.04)%	—	(3.30)%
Portfolio net interest margin	0.45%	0.65%	6.51%	—	2.55%